                                                            [EXECUTION COPY]



                                     $400,000,000


                                BRIDGE LOAN AGREEMENT


                                     dated as of


                                    August 2, 1999


                                        among


                                    Pentair, Inc.,


                      The Banks From Time to Time Parties Hereto


                                         and


                      Morgan Guaranty Trust Company of New York,
                               as ADMINISTRATIVE AGENT

                         ____________________________________

                             J.P. Morgan Securities Inc.,
                                       ARRANGER

                                  TABLE OF CONTENTS


                                                                                 PAGE
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
                               ARTICLE 1---DEFINITIONS

SECTION 1.01.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
SECTION 1.02.  ACCOUNTING TERMS AND DETERMINATIONS . . . . . . . . . . . . . . . . 13

                                ARTICLE 2---THE LOANS

SECTION 2.01.  COMMITMENT TO LEND. . . . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 2.02.  NOTICE OF BORROWINGS. . . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 2.03.  REGISTRY; NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . 14
SECTION 2.04.  MATURITY OF LOANS . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 2.05.  INTEREST RATES. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 2.06.  COMMITMENT FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 2.07.  OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. . . . . . . . . . 18
SECTION 2.08.  MANDATORY TERMINATION OR REDUCTION OF COMMITMENTS . . . . . . . . . 18
SECTION 2.09.  PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 2.10.  GENERAL PROVISIONS AS TO PAYMENTS . . . . . . . . . . . . . . . . . 20
SECTION 2.11.  FUNDING LOSSES. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
SECTION 2.12.  COMPUTATION OF INTEREST AND FEES. . . . . . . . . . . . . . . . . . 21
SECTION 2.13.  REGULATION D COMPENSATION . . . . . . . . . . . . . . . . . . . . . 21
SECTION 2.14.  METHOD OF ELECTING INTEREST RATES . . . . . . . . . . . . . . . . . 22

                                ARTICLE 3---CONDITIONS

SECTION 3.01.  EFFECTIVENESS . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 3.02.  BORROWINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

                      ARTICLE 4---REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  CORPORATE EXISTENCE AND POWER . . . . . . . . . . . . . . . . . . . 25
SECTION 4.02.  CORPORATE AND GOVERNMENTAL AUTHORIZATION, CONTRAVENTION . . . . . . 26
SECTION 4.03.  BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 4.04.  FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 4.05.  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 4.06.  COMPLIANCE WITH ERISA . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 4.07.  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27


SECTION 4.08.  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 4.09.  NOT AN INVESTMENT COMPANY . . . . . . . . . . . . . . . . . . . . . 28
SECTION 4.10.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 4.11.  YEAR 2000 COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . 28

                                ARTICLE 5---COVENANTS

SECTION 5.01.  INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 5.02.  LEVERAGE RATIO. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 5.03.  MINIMUM CONSOLIDATED SHAREHOLDERS' EQUITY . . . . . . . . . . . . . 30
SECTION 5.04.  COVERAGE RATIO. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 5.05.  NEGATIVE PLEDGE . . . . . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 5.06.  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS . . . . . . . . . . . . 32
SECTION 5.07.  SUBSIDIARY DEBT . . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 5.08.  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 5.09.  ENVIRONMENTAL LAWS. . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 5.10.  SALES OF RECEIVABLES. . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 5.11.  BUSINESS ACQUISITIONS . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 5.12.  MOST FAVORED LENDER . . . . . . . . . . . . . . . . . . . . . . . . 33

                                 ARTICLE 6---DEFAULTS

SECTION 6.01.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 6.02.  NOTICE OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . 36

                         ARTICLE 7---THE ADMINISTRATIVE AGENT

SECTION 7.01.  APPOINTMENT AND AUTHORIZATION . . . . . . . . . . . . . . . . . . . 36
SECTION 7.02.  ADMINISTRATIVE AGENT AND AFFILIATES . . . . . . . . . . . . . . . . 36
SECTION 7.03.  ACTION BY ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . . . . 37
SECTION 7.04.  CONSULTATION WITH EXPERTS . . . . . . . . . . . . . . . . . . . . . 37
SECTION 7.05.  LIABILITY OF ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . 37
SECTION 7.06.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 7.07.  CREDIT DECISION . . . . . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 7.08.  SUCCESSOR ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . . . . 38

                         ARTICLE 8---CHANGE IN CIRCUMSTANCES

SECTION 8.01.  BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. . . . . . 38
SECTION 8.02.  ILLEGALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 8.03.  INCREASED COST AND REDUCED RETURN . . . . . . . . . . . . . . . . . 40


SECTION 8.04.  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 8.05.  BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS . . . . . 43
SECTION 8.06.  SUBSTITUTION OF BANK. . . . . . . . . . . . . . . . . . . . . . . . 43

                              ARTICLE 9---MISCELLANEOUS

SECTION 9.01.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 9.02.  NO WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 9.03.  EXPENSES; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . 44
SECTION 9.04.  SHARING OF SET-OFFS . . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 9.05.  AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 9.06.  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . 46
SECTION 9.07.  COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
SECTION 9.08.  GOVERNING LAW; SUBMISSION TO JURISDICTION . . . . . . . . . . . . . 47
SECTION 9.09.  COUNTERPARTS; INTEGRATION . . . . . . . . . . . . . . . . . . . . . 47
SECTION 9.10.  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . 48


                                                                               PAGE
                                                                               ----



Exhibit A -    Note
Exhibit B -    Opinion of Counsel for the Borrower
Exhibit C -    Opinion of Special Counsel for the Administrative Agent


                                BRIDGE LOAN AGREEMENT

     AGREEMENT dated as of August 2, 1999 among PENTAIR, INC., the BANKS from time to time parties hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

     The parties hereto hereby agree as follows:


                                      ARTICLE 1

                                     DEFINITIONS

     SECTION 1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

     "ADJUSTED CD RATE" has the meaning set forth in Section 2.05(b).

     "ADMINISTRATIVE AGENT" means Morgan in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

     "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

     "ASSESSMENT RATE" has the meaning set forth in Section 2.05(b).

     "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) (each, a "DISPOSITION") by the Borrower or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) any disposition in the ordinary course of business, (ii) any disposition to the Borrower or any of its Subsidiaries, (iii) any Sale of Receivables and (iv) any disposition (or series of related dispositions) the Net Cash Proceeds of which do not exceed $5,000,000 on an individual basis.

     "ASSIGNEE" has the meaning set forth in Section 9.06(c).

     "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the Commitment Termination Date.

     "BANK" means Morgan, each Assignee which becomes a Bank pursuant to
Section 9.06(c), and their respective successors.

     "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day or (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "BASE RATE LOAN" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.14(a) or Article 8.

     "BORROWER" means Pentair, Inc., a Minnesota corporation, and its successors.

     "BORROWING" means the borrowing of a Loan hereunder. Borrowings are classified for purposes of this Agreement by reference to the pricing of the Loan comprising such Borrowing (E.G., a "Base Rate Borrowing" is a Borrowing of a Base Rate Loan).

     "CD BASE RATE" has the meaning set forth in Section 2.05(b).

     "CD LOAN" means a Loan which bears interest at a CD Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

     "CD MARGIN" has the meaning set forth in Section 2.05(b).

     "CD RATE" means a rate of interest determined pursuant to Section 2.05(b) on the basis of an Adjusted CD Rate.

     "CD REFERENCE BANKS" means Morgan and such other bank or banks as the Borrower and the Administrative Agent may from time to time mutually designate.

     "COMMITMENT" means an amount equal to $400,000,000, as such amount may be reduced from time to time pursuant to Section 2.07 or 2.08; provided that, if the context so requires, the term "COMMITMENT" means the obligation of Morgan to extend credit up to such amount to the Borrower hereunder.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

     "COMMITMENT TERMINATION DATE" means the date on which the Commitment is terminated pursuant to Section 2.07, 2.08 or 6.01.

     "CONSOLIDATED CUMULATIVE NET INCOME" means the sum of the net income of the Borrower and its Consolidated Subsidiaries for (i) the period from July 1, 1996 through December 31, 1996; and (ii) each fiscal year of the Borrower thereafter; PROVIDED that (x) net income from any period shall be added to Consolidated Cumulative Net Income only when such period is completed and (y) if net income for any period is not positive, such period shall be excluded in calculating Consolidated Cumulative Net Income.

     "CONSOLIDATED DEBT" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "CONSOLIDATED EBITDA" means, for any period, the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such period before cumulative effect of accounting changes, provision for income tax, interest expense and depreciation and amortization expense; PROVIDED that Consolidated EBITDA shall be adjusted to exclude the effect of (i) the $38,000,000 special restructuring charge taken in the first fiscal quarter of 1999 and any similar special restructuring charges and (ii) any extraordinary or non-recurring gains and any extraordinary or non-recurring non-cash losses in such period.

     "CONSOLIDATED EBITDAR" means, for any period, the sum of Consolidated EBITDA plus Consolidated Rental Expense for such period.

     "CONSOLIDATED FINANCE LIABILITIES" means, at any date, the sum (without duplication) of (i) Debt, (ii) obligations under operating leases of properties which are reported for United States federal income tax purposes as owned by the Borrower or a Consolidated Subsidiary, capitalized as if such operating leases were capital leases under generally accepted accounting principles, and (iii) the outstanding investment in all receivables sold pursuant to Sales of Receivables, determined in each case as of such date on a consolidated basis for the Borrower and its Consolidated Subsidiaries.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum (without duplication) of (i) interest costs, whether paid or accrued and whether or not capitalized, including the interest component of rentals under capital leases, (ii) commitment fees and fees for standby letters of credit, (iii) discount and other fees and charges incurred in connection with Sales of Receivables and (iv) any other expense treated as interest expense under generally accepted accounting principles, determined in each case on a consolidated basis for the Borrower and its Consolidated Subsidiaries for such period.

     "CONSOLIDATED NET INCOME" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

     "CONSOLIDATED RENTAL EXPENSE" means, for any period, the rental expense of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

     "CONSOLIDATED SHAREHOLDERS' EQUITY" means, at any date, the consolidated shareholders' equity of the Borrower and its Consolidated Subsidiaries.

     "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Sections 414(b) or 414(c) of the Code.

     "COVENANT" means, with respect to any agreement or instrument representing or governing Debt, any covenant (whether expressed as a covenant or an event of default) contained therein.

     "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) the amount of any proceeds of a Sale of Receivables less amounts collected on the receivables sold in such Sale of Receivables, (vii) all non-contingent reimbursement obligations of such Person under letters of credit, and (viii) and all Debt (as defined above) of others Guaranteed by such Person.

     "DEBT INCURRENCE" means an issuance by the Borrower or a Subsidiary of long-term debt securities in the public or private capital markets or a borrowing by the Borrower or a Subsidiary under a bank credit facility, other than borrowings under this Agreement or an Excluded Credit Facility and other than borrowings by foreign Subsidiaries under uncommitted local lines of credit. For purposes of this definition (i) borrowings and repayments under a revolving credit facility shall be netted and (ii) the issuance of commercial paper supported by a committed bank credit facility shall be treated as a borrowing under such facility.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; PROVIDED that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "DOMESTIC LOANS"  means CD Loans or Base Rate Loans or both.

     "DOMESTIC RESERVE PERCENTAGE" has the meaning set forth in Section
2.05(b).

     "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

     "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any governmental authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     "ENVIRONMENTAL LAWS" means all federal, state and local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any judicial, regulating or other governmental authority, in each case relating to environmental, health, safety and land use matters.

     "EQUITY ISSUANCE" means the issuance of any equity securities (including, common or preferred stock and so-called equity equivalent securities) by the Borrower or any of its Subsidiaries (other than equity securities issued (i) to the Borrower or any of its Subsidiaries or (ii) in the ordinary course of business pursuant to executive compensation or employee benefit plans).

     "ERISA" means the Employee Retirement Income Act of 1974, as amended, or any successor statute.

     "ESSEF" means Essef Corporation, an Ohio corporation.

     "ESSEF ACQUISITION" means the acquisition of Essef by the Borrower pursuant to the Essef Agreement.

     "ESSEF AGREEMENT" means the Agreement and Plan of Merger dated as of April 30, 1999 among the Borrower, Northstar Acquisition Company, a wholly-owned Subsidiary, and Essef.

     "ESSEF ESCROW" means the escrow arrangement established in connection with the Essef Acquisition for the cash portion of the acquisition cost thereof.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "EURO-DOLLAR LOAN" means a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "EURO-DOLLAR MARGIN" has the meaning set forth in Section 2.05(c).

     "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.05(c) on the basis of a London Interbank Offered Rate.

     "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of Morgan and such other bank or banks as the Borrower and the Administrative Agent may from time to time mutually designate.

     "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

     "EXCLUDED CREDIT FACILITY" means any of (i) the $390,000,000 Multi-Facility Credit Agreement dated as of November 15, 1996, as amended, among the Borrower and the other borrowers, banks and agents parties thereto,
(ii) the existing $25,000,000 swingline credit facility provided to the Borrower by U.S. Bank National Association, (iii) the $400,000,000 bridge credit facility proposed to be extended to the Borrower by Bank of America, N.A. in August 1999, (iv) the $750,000,000 syndicated bank revolving credit facility proposed to be arranged by Bank of America Securities LLC and proposed to be entered into in August 1999 and (v) the $100,000,000 bridge revolving credit facility proposed to be extended to the Borrower by U.S. Bank National Association.

     "FEDERAL FUNDS RATE" means, for any day (the "ACCRUAL DATE"), the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on the accrual date, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if the accrual date is not a Domestic Business Day, the Federal Funds Rate for the accrual date shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for the accrual date shall be the average rate quoted to Morgan on the accrual date (or next preceding Domestic Business Day) on such transactions as determined by the Administrative Agent.

     "FEE LETTER" means the letter agreement of even date among the Borrower, Morgan and J.P. Morgan Securities Inc. relating to this Agreement.

     "FIXED RATE LOANS" means CD Loans or Euro-Dollar Loans or both.

     "GROUP OF LOANS" means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time, (ii) all Euro-Dollar Loans having the same Interest Period at such time or (iii) all CD Loans having the same Interest Period at such time, PROVIDED that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to keep-well, to purchase assets, goods, securities, services, or to take-or-pay or otherwise); PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or amounts due contingently or otherwise with respect to obligations of Lake Superior Paper Industries, a former joint venture of the Borrower, or Flambeau Paper Corp., a former subsidiary of the Borrower. The term "GUARANTEE" used as a verb has a correlative meaning.

     "INDEMNITEE" has the meaning set forth in Section 9.03(b).

     "INTEREST PERIOD" means:

     (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date;

     (2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; PROVIDED that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date;

     "LEVERAGE RATIO" means, at any date, the ratio of Consolidated Finance Liabilities at such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date; PROVIDED that if there shall have been an acquisition or disposition of operations during such period, Consolidated EBITDA shall be calculated on a pro forma basis giving effect thereto as if such acquisition or disposition had occurred on the first day of such period.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LOAN" means the portion of a loan made pursuant to Section 2.01 held by an individual Bank; PROVIDED that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "LOAN" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be, held by an individual Bank.

     "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section
2.05(c).

     "MATERIAL BUSINESS ACQUISITION" means (i) an investment by the Borrower or any of its Subsidiaries in any other Person (including an investment by way of acquisition of securities of any other Person) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Borrower or any of its Subsidiaries or (ii) an acquisition by the Borrower or any of its Subsidiaries of the property and assets of any Person (other than the Borrower or any of its Subsidiaries) that constitute substantially all the assets of such Person or any division or other business unit of such Person, in each case in an amount exceeding $25,000,000.

     "MATERIAL SUBSIDIARY" means each Subsidiary that at the time of determination constitutes a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of this Agreement).

     "MATURITY DATE" means March 30, 2000 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "MOODY'S" means Moody's Investors Service, Inc., and its successors.

     "MORGAN" means Morgan Guaranty Trust Company of New York, a New York trust company, and its successors.

     "NET CASH PROCEEDS" means, with respect to any Asset Sale (determined for the purpose of this definition without regard to clause (iii) of the definition thereof), Debt Incurrence, Equity Issuance or Sale of Receivables, an amount equal to the cash proceeds received by the Borrower and/or its Subsidiaries from or in respect of such event (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale or Sale of Receivables), less (x) any expenses reasonably incurred by such Person in respect of such event and (y) in the case of any Asset Sale or Sale of Receivables, (i) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale or Sale of Receivables and discharged from the proceeds thereof, (ii) any taxes actually paid or to be payable by such Person (as reasonably estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower and its Subsidiaries) in respect of such Asset Sale or Sale of Receivables and (iii) any holdback or reserve for indemnities or purchase price adjustments (as reasonably estimated by a senior financial officer of the Borrower) reasonably likely to be paid within the next 180 days after the closing thereof, PROVIDED that to the extent that such holdback or reserve is not actually so used, or a claim for such use not made, before the end of such 180 day period, such amount shall be deemed to be Net Cash Proceeds on such 180th day.

     "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

     "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

     "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section
2.14.

     "PARENT" means, with respect to any Bank, any Person controlling such Bank.

     "PARTICIPANT" has the meaning set forth in Section 9.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PENTAIR CANADA" means Pentair Canada, Inc., an Ontario, Canada corporation.

     "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLAN" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

     "PRIME RATE" means the rate of interest publicly announced by Morgan in New York City from time to time as its Prime Rate.

     "QUARTERLY PAYMENT DATES" means each March 31, June 30, September 30 and December 31.

     "REDUCTION EVENT" means (i) any Asset Sale, (ii) any Debt Incurrence or
(iii) any Equity Issuance, (iv) any Sale of Receivables or (v) a receipt of funds by the Borrower or a Subsidiary from the Essef Escrow.

     "REDUCTION PERCENTAGE" means (i) with respect to any Sale of Receivables, 50% and (ii) with respect to any other Reduction Event, 100%.

     "REFERENCE BANKS" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "REFERENCE BANK" means any one of such Reference Banks.

     "REGULATION T, U OR X" means Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REQUIRED BANKS" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

     "SALE OF RECEIVABLES" means a sale by the Borrower or a Consolidated Subsidiary, with or without recourse or discount, of an interest in trade receivables of the Borrower or a Consolidated Subsidiary, pursuant to a receivables purchase program or a loan secured by such receivables.

     "S&P" means Standard & Poor's Ratings Group, and its successors.

     "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     "UNFUNDED VESTED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     SECTION 1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect for U.S. domiciled companies from time to time, applied on a basis consistent (except for changes approved by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; PROVIDED that if the Borrower notifies the Administrative Agent that the Borrower desires to amend any covenant in Article 5 (or any related definition) to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or such definition), or the Administrative Agent notifies the Borrower that the Required Banks wish to amend any such covenant (or any such definition) for such purpose, then the Borrower's compliance with such covenant shall be determined (or such definition shall be interpreted) on the basis of generally accepted accounting principles in effect immediately before such change became effective, until either such notice is withdrawn or such covenant (or such definition) is amended in a manner satisfactory to the Borrower and the Required Banks.

                                      ARTICLE 2

                                      THE LOANS

     SECTION 2.1. COMMITMENT TO LEND. During the Availability Period Morgan agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in an aggregate amount not to exceed the amount of the Commitment. Each Borrowing under this Section shall be in a principal amount of $25,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the then amount of the Commitment). The Commitment is not revolving in nature, and amounts prepaid may not be reborrowed.

     SECTION 2.2. NOTICE OF BORROWINGS. The Borrower shall give Morgan notice (a "NOTICE OF BORROWING") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (b)  the aggregate amount of such Borrowing,

          (c) whether the Loan comprising such Borrowing is to bear interest initially at the Base Rate, a CD Rate or a Euro-Dollar Rate, and

          (d) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     Not later than 12:00 Noon (New York City time) on the date of each Borrowing, Morgan shall make available to the Borrower the amount of such Borrowing, in Federal or other funds immediately available in New York City, unless Morgan determines that any applicable condition specified in Article 3 has not been satisfied.

     SECTION 2.3. REGISTRY; NOTES. (a) The Administrative Agent shall maintain a register (the "REGISTER") on which it will record each Loan and each repayment of any Loan. Any such recordation by the Administrative Agent on the Register shall be presumptively correct, absent manifest error. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations hereunder.

     (b) The Borrower hereby agrees that, promptly upon the request of any Bank at any time, the Borrower shall deliver to such Bank a duly executed Note, in substantially the form of Exhibit A hereto, payable to the order of such Bank and representing the obligation of the Borrower to pay the unpaid principal amount of the Loans held by such Bank, with interest as provided herein on the unpaid principal amount from time to time outstanding.

     (c) Each Bank shall record the date, amount and maturity of each Loan held by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and each Bank receiving a Note pursuant to this Section, if such Bank so elects in connection with any transfer or enforcement of any Note, may endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; PROVIDED that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Such Bank is hereby irrevocably authorized by the

Borrower so to endorse any Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.
     (d) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall contain appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     SECTION 2.4.  MATURITY OF LOANS.   Each Loan shall mature, and the
principal amount thereof shall be due and payable (together with interest accrued thereon), on the Maturity Date.

     SECTION 2.5. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date and at maturity. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; PROVIDED that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan on the day before such payment was due and (ii) the rate applicable to Base Rate Loans for such day.

     "CD MARGIN" means, at any date, the sum of the Euro-Dollar Margin at such date plus 0.125%.

     The "ADJUSTED CD RATE" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

              _            _
             |      CDBR    |*
     ACDR =  |_ 1.00 - DRP _|   +  AR

     ACDR =    Adjusted CD Rate
     CDBR =    CD Base Rate
     DRP  =    Domestic Reserve Percentage
     AR   =    Assessment Rate


     The "CD BASE RATE" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "DOMESTIC RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

---------------------------------------
     The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

     "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     "EURO-DOLLAR MARGIN" means, at any date, the higher of:

     (i) the sum of (A) 1.25% PLUS (B) for any date on or after October 1, 1999 (x) 0.25%, if on October 1, 1999 the aggregate outstanding principal amount of the Loans was $200,000,000 or less or (y) 0.50%, if on October 1, 1999 the aggregate outstanding principal amount of the Loans was more than $200,000,000 PLUS (C) for any date on or after December 1, 1999, 1.00%; and

     (ii) the highest margin over the London interbank offered rate (or similar base rate) which is or would be applicable to a committed loan outstanding on such date under the credit facility identified in clause (iii) of the definition of Excluded Credit Facility (or any credit facility entered into in lieu thereof or in substitution therefor).

     The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

     (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section 2.05. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     SECTION 2.6. COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of Morgan a commitment fee at the rate of 0.125% per annum on the amount from time to time of the Commitment. Such commitment fee shall accrue from and including the Effective Date to but excluding the Commitment Termination Date and shall be payable upon the Commitment Termination Date.

     SECTION 2.7. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate the Commitment at any time or reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple thereof, the amount of the Commitment.

     SECTION 2.8. MANDATORY TERMINATION OR REDUCTION OF COMMITMENTS. (a) Unless earlier terminated pursuant to the other provisions of this Agreement, the Commitment shall terminate on August 16, 1999.

     (b) The Commitment shall be reduced on the date of each Borrowing by the amount of such Borrowing.

     (c) The Commitment shall be reduced automatically in the event that the Borrower or any of its Subsidiaries shall at any time, or from time to time, after the date hereof receive any Net Cash Proceeds of any Reduction Event, by an amount equal to the largest multiple of $5,000,000 which does not exceed the greater of (i) the Reduction Percentage of such Net Cash Proceeds and (ii) the amount of the Commitment. The reductions in the Commitment required by this subsection shall be effective on the fifth Euro-Dollar Business Day following receipt by the Borrower or any of its Subsidiaries, as the case may be, of such Net Cash Proceeds.

     (d) The Borrower shall notify the Administrative Agent within two Euro-Dollar Business Days of receipt by it or a Subsidiary of Net Cash Proceeds of a Reduction Event, specifying the date and amount thereof.

     SECTION 2.9. PREPAYMENTS. (a) OPTIONAL. The Borrower may (i) upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans, (ii) upon at least three Domestic Business Days' notice to the Administrative Agent, subject to Section 2.11, prepay any Group of CD Loans and (iii) upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, subject to Section 2.11, prepay any Group of Euro-Dollar Loans, in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

     (b) MANDATORY. In the event that the Borrower or any of its Subsidiaries shall at any time, or from time to time, after the date hereof receive any Net Cash Proceeds of any Reduction Event, the Borrower shall, not later than the fifth Euro-Dollar Business Day following receipt by the Borrower or any of its Subsidiaries, as the case may be, of such Net Cash Proceeds, prepay the Loans in an amount equal to the largest multiple of $5,000,000 which does not exceed (i) the Reduction Percentage of such Net Cash Proceeds minus (ii) the amount, if any, by which the Commitment is reduced pursuant to Section 2.08 on account of the receipt of such Net Cash Proceeds; PROVIDED that if this subsection (b) would otherwise require Fixed Rate Loans to be prepaid prior to the last day of their current Interest Period, such prepayment shall be deferred to such last day unless the Administrative Agent otherwise notifies the Borrower on instruction of the Required Banks. The Borrower shall notify the Administrative Agent not less than three Euro-Dollar Business Days prior to the date of each required prepayment pursuant to this subsection (d), specifying the date and amount thereof and the outstanding Groups of Loans to be prepaid.

     (c) NOTICE TO BANKS. Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.10. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.11. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a different type of Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05(d), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loan after notice has been given to any Bank in accordance with Section 2.02, 2.09(c) or 2.14(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; PROVIDED that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, setting forth the basis of calculation thereof, which certificate shall be conclusive in the absence of manifest error.

     SECTION 2.12. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate hereunder and commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.13. REGULATION D COMPENSATION. For so long as any Bank is required to maintain reserves against "EUROCURRENCY LIABILITIES" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously (or at such other time or times as the Borrower and such Bank may mutually agree) with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one MINUS the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans (or at such other time or times as the Borrower and such Bank may mutually agree) of the amount to which such Bank is then entitled under this Section 2.13.

     SECTION 2.14. METHOD OF ELECTING INTEREST RATES. (a ) The Loan included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.14(d) and the provisions of Article 8), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

          (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day or continue such Loans as CD Loans for an additional Interest Period, subject to Section 2.11 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans; and

          (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or convert such Loans to CD Loans as of any Euro-Dollar Business Day or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.11 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loan

          Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans of one type to Domestic Loans of the other type or are CD Loans to be continued as CD Loans for an additional Interest Period, in which case such notice shall be delivered to the Administrative Agent not later than 10:30 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that
     (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $25,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of CD Loans or Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (b)  Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.14(a) above;

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be CD Loans or Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

          Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to Section 2.14(a) above, the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

     (c) The Borrower shall not be entitled to elect to convert any Committed Loans to, or continue any Committed Loans for an additional Interest Period as, CD Loans or Euro-Dollar Loans if (i) the aggregate principal amount of any Group of CD Loans or Euro-Dollar Loans created or continued as a result of such election would be less than $25,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

     (d) If any Committed Loan is converted to a different type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.


                                      ARTICLE 3

                                      CONDITIONS

     SECTION 3.1. EFFECTIVENESS. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

          (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) receipt by the Administrative Agent of an opinion of the principal legal officer of the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (c) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

          (e) receipt by the Administrative Agent of counterparts of the Fee Letter signed by each of the parties thereto, together with payment by the Borrower of the fees payable thereunder on the Effective Date;

     PROVIDED that this Agreement shall not become effective or binding on any party hereto unless all of the foregoing conditions are satisfied not later than August 3, 1999.

     SECTION 3.2. BORROWINGS. The obligation of Morgan to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a)  receipt of a Notice of Borrowing as required by Section 2.02;

          (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

          (c) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing; and

          (c) in the case of the first Borrowing, the fact that the Essef Acquisition shall have been, or shall simultaneously therewith be, consummated in accordance with the Essef Agreement ; PROVIDED that this clause (d) shall not apply to a Borrowing the proceeds of which will be deposited in their entirety in the Essef Escrow, but in that event (i) the Borrower hereby undertakes that no funds will be released from the Essef Escrow to any Person other than the Borrower or a wholly-owned Subsidiary except subsequent to or substantially contemporaneously with the consummation of the Essef Acquisition and (ii) this clause (d) shall be applicable to the first Borrowing which occurs after any Borrowing to which this clause (d) is not applicable by reason of this proviso.

     Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and, if applicable, (d) of this Section.

                                      ARTICLE 4

                            REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

     SECTION 4.1.  CORPORATE EXISTENCE AND POWER.

     (a   The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Minnesota and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     (b   EuroPentair GmbH is a limited liability company duly incorporated and validly existing under the laws of Germany, with its seat in Straubenhardt, Germany and registered in the HandeIsregister in the Arntsgericht Pforzheim under file number HRB-3548, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     (c   Pentair Canada is a corporation duly incorporated, validly existing and in good standing under the laws of Ontario, Canada and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     SECTION 4.2. CORPORATE AND GOVERNMENTAL AUTHORIZATION, CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     SECTION 4.3. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower, and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

     SECTION 4.4.  FINANCIAL INFORMATION.

     (a The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at December 31, 1998 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in the Borrower's annual report for the year ended December 31, 1998 as filed with the Securities and Exchange Commission on Form 10-K, a copy of which has been delivered to each Bank, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries at such date and their consolidated results of operations and cash flows for such fiscal year.

     (b   The unaudited consolidated balance sheet of the Borrower and its
Consolidated Subsidiaries at June 26, 1999 and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended June 26, 1999 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each Bank, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries at such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

     (c   Since December 31, 1998 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     SECTION 4.5. LITIGATION. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole, or which in any manner questions the validity of this Agreement or the Notes.

     SECTION 4.6. COMPLIANCE WITH ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

     SECTION 4.7. TAXES. The Borrower and its Subsidiaries have filed all foreign, United States federal, state and local income, excise and other tax returns which are required to be filed by them and have paid or made provision for the payment of all taxes which have become due pursuant to such returns or pursuant to any assessment in respect thereof received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. The federal income tax liability, if any, of the Borrower and its Subsidiaries has been determined by the Internal Revenue Service and paid for all years prior to and including the fiscal year ended December 31, 1996.

     SECTION 4.8. SUBSIDIARIES. Each of the Borrower's Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted

     SECTION 4.9. NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.10. ENVIRONMENTAL MATTERS. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on the business, operations and properties of the Borrower and its Subsidiaries, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries taken as a whole.

     SECTION 4.11. YEAR 2000 COMPLIANCE. The Borrower is in the process of reviewing its operations and those of its Material Subsidiaries and has requested from third parties with which the Borrower or any of its Material Subsidiaries has a material relationship a certification of compliance, in order to evaluate the extent to which the business or operations of the Borrower and its Material Subsidiaries will be affected by the "Year 2000 Problem" (that is, the risk that computer applications used by it or any of its Material Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). As a result of such review, the Borrower has no reason to believe and does not believe that the Year 2000 Problem will have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries taken as a whole.


                                      ARTICLE 5

                                      COVENANTS

     The Borrower agrees that so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     SECTION 5.1.  INFORMATION.  The Borrower will deliver to each of the
Banks:

     (a   as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in accordance with the rules and regulations of the Securities and Exchange Commission and audited by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

     (b   as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer, the chief accounting officer or the vice president - treasurer of the Borrower;

     (c   simultaneously with the delivery of each set of financial
statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.02 to 5.07, inclusive, on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d   simultaneously with the delivery of each set of financial
statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

     (e   forthwith upon the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (f   promptly upon the mailing thereof to the shareholders of the
Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (g   promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

     (h   if and when the Borrower or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;

     (i   from time to time such additional information regarding the financial position or business of the Borrower as the Administrative Agent, at the request of any Bank, may reasonably request; and

     (j   as soon as available and in any event (i) within 90 days after the end of each fiscal year of the Borrower and (ii) within 45 days of the end of each of the first three quarters of each fiscal year of the Borrower, a consolidating balance sheet and the related consolidating statement of income, with respect only to the

Borrower's operating businesses, for the relevant fiscal period (and, for interim fiscal quarters, for the portion of the year ended at the end of such quarter), certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer, the chief accounting officer or the vice president -treasurer of the Borrower.

     SECTION 5.2. LEVERAGE RATIO. The Leverage Ratio will at no time exceed 3.9: 1.0.

     SECTION 5.3. MINIMUM CONSOLIDATED SHAREHOLDERS' EQUITY . Consolidated Shareholders' Equity will at no time be less than the sum of (a) $425,000,000 plus (b) 50% of Consolidated Cumulative Net Income plus (c) 50% of the proceeds of all classes of equity securities issued by the Borrower after June 30, 1996.

     SECTION 5.4. COVERAGE RATIO. As of the end of each quarter of each of the Borrower's fiscal years, the ratio of

     (a   Consolidated EBITDAR to

     (b   the sum of Consolidated Interest Expense and Consolidated Rental
Expense,

calculated on a cumulative basis for the four most recent fiscal quarters will not be less than 2.5: 1.0.

     SECTION 5.5.  NEGATIVE PLEDGE.  Neither the Borrower nor any
Consolidated Subsidiary will create, assume or suffer to exist any Lien securing Debt on any asset now owned or hereafter acquired by any of them, except:

     (a   Liens existing on the date of this Agreement (it being understood that each such Lien which secures Debt in an aggregate principal amount of more than $1,000,000 is disclosed in the financial information referred to in
Section 4.04);

     (b   any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

     (c   any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

     (d   any Lien on any asset of any corporation existing at the time such corporation is merged into or consolidated with the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

     (e   any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

     (f   any Lien arising out of the refinancing, extension, renewal or rebinding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

     (g   any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

     (h   any Lien on trade receivables arising out of a Sale of Receivables;
and

     (i   Liens not otherwise permitted by the foregoing clauses of this
Section securing Debt in an aggregate principal amount at any time outstanding not exceeding 12.5% of Consolidated Shareholders' Equity.

     SECTION 5.6. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not merge or consolidate with any other non-affiliated Person or sell, lease, transfer or otherwise dispose of substantially all of its assets as an entirety to any other Person unless:

     (a   the Person surviving the merger or consolidation is the Borrower;
and

     (b   immediately after giving effect to any such action, no Default shall have occurred and be continuing.

     SECTION 5.7. SUBSIDIARY DEBT. The Borrower will not at any time permit the aggregate amount of all outstanding Debt of its Subsidiaries, excluding:

     (a   obligations assumed in connection with acquisitions;

     (b   Debt incurred in respect of any Sale of Receivables; and

     (c   Debt in the aggregate principal amount of $50,000,000 outstanding on the date of this Agreement under certain privately placed debt securities;

to exceed 15% of Consolidated Shareholders' Equity.

     SECTION 5.8. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower to finance the acquisition of Essef and otherwise for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     SECTION 5.9. ENVIRONMENTAL LAWS. The Borrower will, and will cause each of its Subsidiaries to, conduct its operations in compliance with all Environmental Laws, except for such noncompliance which individually or in the aggregate would not be reasonably expected to result in material liability to the Borrower and its Subsidiaries taken as a whole.

     SECTION 5.10. SALES OF RECEIVABLES. The Borrower will not, and will not permit any Subsidiary to, engage in any Sale of Receivables if the outstanding principal amount of loans secured in connection with all Sales of Receivables plus (without duplication) the outstanding investment in all receivables sold pursuant to Sales of Receivables would at any time exceed $150,000,000.

     SECTION 5.11. BUSINESS ACQUISITIONS. Other than the Essef Acquisition, the Borrower will not, and will not permit any of its Subsidiaries to, consummate any Material Business Acquisition without the prior written consent of the Required Banks.

     SECTION 5.12.  MOST FAVORED LENDER.   The Borrower will not and will not
permit any Subsidiary to (a) enter into any indenture, agreement or other instrument under which any Debt of $100,000,000 or more for any such indenture, agreement or instrument (or series of related agreements or instruments) of the Borrower or of any Subsidiary may be issued (a "RESTRICTED AGREEMENT"), or (b) agree to any amendment, waiver, consent, modification, refunding, refinancing or replacement of any Restricted Agreement, in either case, with terms the effect of which is to (i) include a Covenant which imposes a restriction, limitation or obligation in favor of another lender not imposed in favor of the Banks by this Agreement, or (ii) revise or alter any Covenant contained therein the effect of which is to impose a restriction, limitation or obligation in favor of another lender not imposed in favor of the Banks by this Agreement, unless the Borrower or such Subsidiary, as the case may be, concurrently (x) notifies the Banks and the Administrative Agent thereof and (y) incorporates herein such additional, altered or revised Covenant. If the Administrative Agent at the time so elects by notice to the Borrower and the Banks, the incorporation of each such additional Covenant shall be deemed to occur automatically without any further action or the execution of any additional document by any of the parties to this Agreement. If the Administrative Agent does not elect to effect such an automatic incorporation, the Administrative Agent shall promptly tender to the Borrower for execution by it an amendment (executed by the Administrative Agent) incorporating such additional Covenant and shall promptly deliver a copy of such amendment to the Banks.


                                      ARTICLE 6

                                       DEFAULTS

     SECTION 6.1. EVENTS OF DEFAULT. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of any Loan; or the Borrower shall fail to pay within five days of the date due any interest on any Loan, any fee or any other amount payable hereunder;

     (b) the Borrower shall fail to observe or perform any covenant contained in Sections 3.02(d) and 5.02 to 5.09, inclusive;

     (c) the Borrower shall fail to observe or perform any other covenant or agreement contained in this Agreement for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

     (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

     (e) any event or condition shall occur which results in the acceleration of the maturity of any Debt (other than the Notes) of the Borrower or any of its Subsidiaries equal to or exceeding $20,000,000 in the aggregate for all such Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof or the Borrower or any its Subsidiaries shall fail to pay when due (subject to any applicable grace period) Debt which in the aggregate exceeds such amount; provided however that at any time the Borrower has Debt outstanding, obtained through one or more public or private placements thereof to institutional investors, with a principal amount of $25,000,000 or more outstanding, which has a threshold for cross-default similar to this subparagraph 6.01(e) lower than $20,000,000, the threshold for the purposes of this subparagraph 6.01 (e) shall be the lowest threshold amount under any such financing;

     (f) the Borrower or any of its Material Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall commence or consent to a proceeding for approval of a plan of arrangement with respect to its debts or shall fail generally to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;

     (g) an involuntary case or other proceeding shall be commenced against the Borrower or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any of its Material Subsidiaries under the federal bankruptcy laws or similar bankruptcy or insolvency laws of any other applicable jurisdiction as now or hereafter in effect;

     (h) the Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA or Pentair or any member of the Controlled Group shall file a distress termination notice with the PBGC and the amount of the Unfunded Vested Liabilities under that filing exceeds $5,000,000; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated;

     (i) a judgment or order for the payment of money in excess of an amount of $10,000,000 shall be rendered against the Borrower or any of its Subsidiaries and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days;

     (j) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower; or

     (k) within a period of twelve consecutive months, three-fourths of the directors of the board of directors of the Borrower shall have changed;

then, and in every such event,

     (1)  in the case of any of the Events of Default specified in paragraphs
(a) through (e), or (h) through (k) above, the Administrative Agent shall (i) if requested by Banks having 50% or more in aggregate amount of the Commitments, by notice to the Borrower (with a copy to all Banks), terminate the Commitments and they shall thereupon terminate, and/or (ii) if requested by Banks holding Notes evidencing 50% or more in aggregate principal amount of the Loans, by notice to the Borrower (with a copy to all Banks) declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and

     (2)  in the case of any of the Events of Default specified in paragraph
(f) or (g) above, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     SECTION 6.2. NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                      ARTICLE 7

                               THE ADMINISTRATIVE AGENT

     SECTION 7.1. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 7.2. ADMINISTRATIVE AGENT AND AFFILIATES. Morgan shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

     SECTION 7.3. ACTION BY ADMINISTRATIVE AGENT. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     SECTION 7.4. CONSULTATION WITH EXPERTS. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.5. LIABILITY OF ADMINISTRATIVE AGENT. Neither the Administrative Agent nor any of its affiliates nor any of the directors, officers, agents or employees of the foregoing shall be liable for any action taken or not taken by it or them in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its or their own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of the directors, officers, agents or employees of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 7.6. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     SECTION 7.7. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.8. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, subject to the approval of the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Banks, with the approval of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a Bank, if any Bank is willing to accept such appointment, and in any event shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring

Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.


                                      ARTICLE 8

                               CHANGE IN CIRCUMSTANCES

     SECTION 8.1. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR . If on or prior to the first day of any Interest Period for any CD Loans, Euro-Dollar Loans or Money Market LIBOR Loan:

          (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies Morgan at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     SECTION 8.2. ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this
Section 8.02, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Banks.

     SECTION 8.3. INCREASED COST AND REDUCED RETURN. (a) If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.13), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicabe Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of this Agreement to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and the basis of calculation thereof, shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION 8.4. TAXES. (a) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "OTHER TAXES").

     (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Administrative Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date on which it becomes a Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "TAXES" as defined in Section 8.04(a).

     (e) For any period with respect to which a Bank has failed to provide the Borrower with the form required pursuant to Section 8.04(d), if any (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under
Section 8.04(a) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

     SECTION 8.5. BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or
8.04 with respect to its CD Loans or Euro-Dollar Loans, and in any such case the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted to) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related CD Loans or Euro-Dollar Loans of the other Banks. If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

     SECTION 8.6. SUBSTITUTION OF BANK. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section
8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Loans and assume the Commitment of such Bank.


                                      ARTICLE 9

                                    MISCELLANEOUS

     SECTION 9.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:
(x) in the case of the Borrower, Morgan or the Administrative Agent, at its address or facsimile or telex number set forth on the signature pages hereof,
(y) in the case of any other Bank, at its address or facsimile or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to Morgan or the Administrative Agent under
Article 2 or Article 8 shall not be effective until received.

     SECTION 9.2. NO WAIVERS. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.3. EXPENSES; INDEMNIFICATION. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent or any Bank, including fees and disbursements of outside counsel (or, in lieu thereof, the allocated cost of in-house counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct.

     SECTION 9.4. SHARING OF SET-OFFS. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under this Agreement. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.5. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); PROVIDED that no such amendment or waiver shall unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all the Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

     SECTION 9.6. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or in any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Section 2.13 and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to a Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and the Notes (if any), and such Assignee shall assume such rights and obligations, with (and subject to) the written consent of the Borrower and the Administrative Agent (which consents shall not be unreasonably withheld); PROVIDED that if an Assignee is a Bank or an affiliate of such transferor Bank, no such consents shall be required. Upon execution and delivery of an instrument of assignment in form satisfactory to the Administrative Agent and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note (if any) to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances.

     SECTION 9.7. COLLATERAL. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.8. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 9.9. COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the Fee Letter constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        PENTAIR, INC.


                                        By:___________________________________
                                        Name:
                                        Title:
                                        Address: 1500 Country Road-B2 West
                                                 Suite 400
                                        St. Paul, MN  55113-3105
                                        Telecopy:



                                        MORGAN GUARANTY
                                        TRUST COMPANY OF NEW YORK

                                        as Bank and as Administrative Agent


                                        By:___________________________________
                                        Name:
                                        Title:
                                        Address: 60 Wall Street
                                        New York, NY  10260-0060
                                        Attention: Robert Bottamedi
                                        Telex number: 212-648-1349

                                                                      EXHIBIT A

                                         NOTE
                                                             New York, New York
                                                                        [Date]

     For value received, Pentair, Inc. a Delaware corporation (the
"BORROWER"), promises to pay to the order of                  (the "BANK"),
for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Bridge Loan Agreement referred to below on March 30, 2000. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Bridge Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Bridge Loan Agreement.

     This note is one of the Notes referred to in the Bridge Loan Agreement dated as of August 2, 1999 among the Borrower, the banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "BRIDGE LOAN AGREEMENT"). Terms defined in the Bridge Loan Agreement are used herein with the same meanings. Reference is made to the Bridge Loan Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                        PENTAIR, INC.




                                        By:___________________________________
                                        Name:
                                        Title:

                           LOANS AND PAYMENTS OF PRINCIPAL



DATE                AMOUNT OF     TYPE      AMOUNT OF      NOTATION
                      LOAN      OF LOAN     PRINCIPAL       MADE BY
                                             REPAID

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                                        2

                                                                      EXHIBIT B

                                      OPINION OF
                               COUNSEL FOR THE BORROWER

                                                     [Dated the Effective Date]

To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York  10260-0060

Dear Sirs:

     I am the chief legal officer of Pentair, Inc. (the "BORROWER") and have acted in that capacity in connection with the Bridge Loan Agreement (the "BRIDGE LOAN AGREEMENT") dated as of August 2, 1999 among the Borrower, the banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms defined in the Bridge Loan Agreement are used herein as therein defined.

     I, or a member of my department who reports to me, have examined originals or copies, certified or otherwise identified to my or their satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of facts and law as I or they have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Minnesota and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     2. The execution, delivery and performance by the Borrower of the Bridge Loan Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     3. The Bridge Loan Agreement constitutes a valid and binding agreement of the Borrower and each Note when issued will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     4. To the best of my knowledge, there is no action, suit or proceeding pending or threatened against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole, or which in any manner questions the validity of the Bridge Loan Agreement or the Notes.

     5. Each of the Borrower's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     6    The governing law provisions as set forth in the Bridge Loan
Agreement will be given effect by the courts of the State of Minnesota.

     I am admitted to practice law in the State of Minnesota. My opinions expressed above are limited to the law of the State of Minnesota and the federal law of the United States of America. I call to your attention to the fact that the Bridge Loan Agreement states that it is governed by New York law. My opinion in paragraph 3 above is based upon the assumption, for purposes of this opinion, that the internal law of the State of New York is the same as the internal law of the State of Minnesota. I disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body.

     The foregoing opinions are rendered as of the date hereof solely to you in connection with the above matter. The foregoing opinions may not be relied upon by you for any other purpose or relied upon by any other person, without our prior written consent.

                                       Very truly yours,

                                                                      EXHIBIT C

                                      OPINION OF
                        DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                             FOR THE ADMINISTRATIVE AGENT

                                                     [Dated the Effective Date]

To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York  10260-0060

Dear Sirs:

     We have participated in the preparation of the Bridge Loan Agreement (the "BRIDGE LOAN AGREEMENT") dated as of August 2, 1999 among Pentair, Inc., a Minnesota corporation (the "BORROWER"), the banks from time to time parties thereto (the "BANKS") and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "ADMINISTRATIVE AGENT"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that the Bridge Loan Agreement constitutes a valid and binding agreement of the Borrower and each Note when issued will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, (i) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect and (ii) we have assumed that the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                       Very truly yours,